Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Mobile Mini, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Erik Olsson, Chief Executive Officer of the Company, and Van A. Welch, Chief Financial Officer of the Company, each certify, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented.

Date: April 23, 2019	/s/ Erik Olsson
Erik Olsson
Chief Executive Officer

Date: April 23, 2019	/s/ Van A. Welch
Van A. Welch
Chief Financial Officer

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Mobile Mini, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Mobile Mini, Inc. specifically incorporates it by reference.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Mobile Mini, Inc. and will be retained by Mobile Mini, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.